Exhibit 10.25

EXECUTION VERSION

AMENDMENT NO. 1

Dated as of November 19, 2021 to
CREDIT AGREEMENT

Dated as of April 30, 2021

THIS AMENDMENT NO. 1 (this “Amendment”) is made as of November 19, 2021 by and among ZIPRECRUITER, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto, the Issuing Banks party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of April 30, 2021 by and among the Borrower, the Lenders from time to time party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrower has requested that the requisite Lenders, the Issuing Banks and the Administrative Agent agree to make certain amendments to the Credit Agreement;

WHEREAS, the Borrower, the Lenders party hereto, the Issuing Banks party hereto and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto, the Issuing Banks party hereto, and the Administrative Agent hereby agree to enter into this Amendment.

1.Amendments to the Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below, the parties hereto agree that the Credit Agreement is hereby amended as follows (the Credit Agreement as so amended, the “Amended Credit Agreement”):

(a)    Section 1.01 of the Credit Agreement is hereby amended to insert each of the following definitions therein in the appropriate alphabetical order:

“ “Dollar Equivalent” means, for any amount, at the time of determination thereof,
(a)if such amount is expressed in dollars, such amount, (b) if such amount is expressed in an Agreed Currency, the equivalent of such amount in dollars determined by using the rate of exchange for the purchase of dollars with the Agreed Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the Agreed Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by the Administrative Agent or the Issuing Bank using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in dollars as determined by the Administrative Agent or the Issuing Bank using any method of determination it deems appropriate in its sole discretion.”

“ “Revaluation Date” shall mean, with respect to any Letter of Credit denominated in an Agreed Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month, (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof, and (iv) any additional date as the Administrative Agent, the Issuing Banks or the Required Lenders may determine at any time when an Event of Default exists.”

(b)Section 1.08 of the Credit Agreement is hereby amended to restate such Section in its entirety as follows:

“SECTION 1.08. Letter of Credit Amounts. (a) Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

(b)The Administrative Agent or the Issuing Bank, as applicable, shall determine the Dollar Equivalent amounts of Letter of Credit extensions denominated in Agreed Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Issuing Bank, as applicable.

(c)Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in an Agreed Currency, such amount shall be the Dollar Equivalent of such amount (rounded to the nearest unit of such Agreed Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be.”

2.Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that:

(a)the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, Lenders constituting the Required Lenders, each Issuing Bank and the Administrative Agent; and

(b)the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement in connection with this Amendment.

3.Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:

(a)This Amendment and the Amended Credit Agreement constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower set forth in the Amended Credit Agreement are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) (except to the extent that any such representations and warranties are made as of an earlier date, in which case such representations and warranties were true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) on and as of such earlier date).

4.Reaffirmation. The Borrower hereby (a) acknowledges and agrees that, upon the effectiveness of this Amendment, all of its obligations under the Amended Credit Agreement and the other Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (b) reaffirms each Lien granted by it to the Administrative Agent for the benefit of the Secured Parties pursuant to the Security Agreement and the other applicable Loan Documents, and (c) acknowledges and agrees that the grants of security interests by it contained in the Amended Credit Agreement and the other applicable Loan Documents are, and shall remain, in full force and effect after giving effect to this Agreement.

5.Reference to and Effect on the Credit Agreement.

(a)Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Amended Credit Agreement.

(b)Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby reaffirmed, ratified and confirmed.

(c)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Amended Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d)This Amendment is a Loan Document under (and as defined in) the Amended Credit Agreement.

6.Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

7.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8.Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

ZIPRECRUITER, INC.,
as the Borrower

By: /s/ David Travers
Name: David Travers
Title:    Chief Financial Officer

JPMORGAN CHASE BANK, N.A.,
as a Lender, an Issuing Bank and the Administrative Agent

By: /s/ Daniel J. Maniaci
Name: Daniel J. Maniaci Title: Authorized Signatory

SILICON VALLEY BANK,
as a Lender and an Issuing Bank

By: /s/ Andrea Jones
Name: Andrea Jones
Title: Director